UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 10, 2005
INTERPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Texas

(State or Other Jurisdiction of Incorporation)

0-13071	75-1549797

(Commission File Number)	(IRS Employer Identification No.)
2901 North Dallas Parkway, Suite 200, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)
(214) 654-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 2.05 Costs Associated with Exit or Disposal Activities
     On November 10, 2005, Interphase Corporation adopted a plan to restructure its worldwide operations. The primary goal of the restructuring program is to improve the Company’s ability to continue to strategically fund research and development efforts, to balance the Company’s skills to align with the future directions, and to streamline the Company in its continued focus on being the most cost-effective company in the embedded systems marketplace. Under the restructuring plan, Interphase will reduce its workforce by approximately 30 employees. The global workforce reduction impacts all functions within the Company. Interphase expects to record a restructuring charge in the fourth quarter of 2005 in the range of $450,000 to $550,000. These expenses will result in future cash expenditures that will be utilized to cover employee severance and benefits. These amounts will be paid out under the restructuring plan and will be complete by the end of the second quarter of 2006. Interphase currently estimates that activities related to the restructuring plan will remove over $2 million of annualized operating costs.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 99.1 — Press Release Dated November 11, 2005
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHASE CORPORATION (Registrant)
By:	/s/ Thomas N. Tipton Jr.
Thomas N. Tipton Jr.
Interim Chief Financial Officer, Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)

Plano, Texas
Date: November 14, 2005